SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 12 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): April 7, 2000


                                  Carson, Inc.
               (Exact Name of Registrant as Specified in Charter)

Delaware                             1-12271                          06-1428605
(State or Other Juris-          (Commission File                   (IRS Employer
diction of Incorporation)        Number)                     Identification No.)


64 Ross Road, Savannah, Georgia                                            31405
(Address of principal executive offices)                              (Zip Code)


       Registrant's telephone number, including area code: (912) 651-3400


          (Former Name or Former Address, if Changed Since Last Report)







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Item 4.   Changes in Registrant's Certifying Accountant.

(b) Effective April 7, 2000, KPMG LLP ("KPMG") has been engaged to replace Deloitte & Touche, which is the South African member firm of Deloitte Touche Tohmatsu ("D&T South Africa"), as independent accountants to audit the financial statements of the Registrant's significant, majority-owned South African subsidiary, Carson Holdings Ltd. ("Carson South Africa"), as of and for the years ended December 31, 1999 and 1998. The Registrant's principal accountants, Deloitte & Touche LLP, which is the United States member firm of Deloitte Touche Tohmatsu, is expected to express reliance in its independent auditors' report on the Registrant's consolidated financial statements as of and for the years ended December 31, 1999 and 1998 on KPMG's audit of the financial statements of Carson South Africa as of and for the years ended December 31, 1999 and 1998.

          During the fiscal years ended December 31, 1997 and 1998 and any subsequent interim periods prior to the date hereof Carson South Africa did not consult KPMG regarding any matters or events described in Item 304(a)(2)(i) or (ii) of Regulation S-K.

                                   SIGNATURES



                  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     CARSON, INC.



Date:  April 7, 2000                        By:  /s/ Robert W. Pierce
                                                 Name:  Robert W. Pierce
                                                 Title: Vice President and Chief
                                                          Financial Officer